EXHIBIT 99.1

Constant Currency

McKesson Corporation (the “Company”) conducts business in a number of foreign countries in local currencies, including Euro, British pound and Canadian dollar. As a result, the comparability of our results reported in U.S. dollars can be affected by changes in foreign currency exchange rates. Financial results for the first quarter of fiscal 2016 reflected a weaker Euro against the U.S. dollar, partially offset by a stronger British pound against the Euro, compared to the first quarter of fiscal 2015.

Foreign currency effects and constant currency refer to the effect of changes in foreign currency exchange rates used to convert the local currency results of foreign countries where the functional currency is not the U.S. dollar. We present this information to provide a framework for assessing how our business performed excluding the effect of foreign currency rate fluctuations. In computing foreign currency and constant currency effects, we translate our current period results in local currencies by applying the prior period average foreign exchange rates, and we subsequently compare those results to the results of the comparable period previously reported in U.S. dollars.

The Company is providing investors the following supplemental information of GAAP and Adjusted Earnings (Non-GAAP), as posted to the Company’s website:

Schedule I: provides supplemental constant currency information for our Non-GAAP results of the first quarter of fiscal 2016.

Schedule II: provides supplemental constant currency information for our GAAP results of the first quarter of fiscal 2016.

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Adjusted Earnings (NON-GAAP)

We separately report financial results on the basis of Adjusted Earnings. Adjusted Earnings is a Non-GAAP financial measure defined as GAAP income from continuing operations, excluding amortization of acquisition-related intangible assets, acquisition expenses and related adjustments, certain claim and litigation reserve adjustments reflecting changes to the company’s reserves for controlled substance distribution claims and average wholesale price litigation matters, and Last-In-First-Out inventory-related adjustments. A reconciliation of our GAAP financial results to Adjusted Earnings is posted to www.mckesson.com under the “Investors” tab.

Schedule I

McKESSON CORPORATION

SUPPLEMENTAL CONSTANT CURRENCY SCHEDULE - NON-GAAP

DISTRIBUTION SOLUTIONS SEGMENT

(unaudited)

(in millions)

	Adjusted Earnings (NON-GAAP) As Reported			Adjusted Earnings (NON-GAAP) Constant Currency
	A	B		C	D = A + C	= (D - B) / B
					Quarter Ended	Year Over Year
			Year Over Year Change	Foreign	June 30, 2015	Constant
	Quarter Ended June 30,			Currency	Constant	Currency
	2015	2014		Effects	Currency	Change
REVENUES
Distribution Solutions
North America pharmaceutical distribution & services	$39,532	$34,304	15%	$304	$39,836	16%
International pharmaceutical distribution & services	5,838	7,025	-17	1,173	7,011	—
Medical-Surgical distribution & services	1,440	1,379	4	1	1,441	4
Total Distribution Solutions	$46,810	$42,708	10%	$1,478	$48,288	13%

GROSS PROFIT
Distribution Solutions	$2,584	$2,491	4%	$144	$2,728	10%

Gross profit as a % of revenues
Distribution Solutions	5.52%	5.83%	-31 bps	—	5.65%	-18 bps

OPERATING EXPENSES
Distribution Solutions	$(1,462)	$(1,512)	-3%	$(117)	$(1,579)	4%

OTHER INCOME
Distribution Solutions	$11	$18	-39%	$2	$13	-28%

OPERATING PROFIT
Distribution Solutions	$1,133	$997	14%	$29	$1,162	17%

Operating profit as a % of revenues
Distribution Solutions	2.42%	2.33%	9 bps	—	2.41%	8 bps

Euro to U.S. Dollar Average Foreign Exchange Rates by Quarter

Our International pharmaceutical distribution and services business reflects the results from Celesio AG (“Celesio”). Celesio independently reports its financial results in Euro. Our financial results for the first quarter of fiscal 2016, as provided on a constant currency basis, exclude primarily the effects of the Euro to the U.S. dollar exchange rate fluctuations between the current period and the comparable period previously reported.

	Euro to $1 U.S. Dollar
	Fiscal 2015 *	Fiscal 2016
First Quarter	1.37	1.10 *
Second Quarter	1.33	1.10 **
Third Quarter	1.25	1.10 **
Fourth Quarter	1.13	1.10 **

*	Quarterly exchange rates are computed as a simple average using the average monthly Euro to U.S. dollar exchange rate as reported by the European Central Bank.
**	McKesson Corporation’s full year guidance exchange rate as communicated on May 12, 2015 and July 29, 2015.

Schedule II

McKESSON CORPORATION

SUPPLEMENTAL CONSTANT CURRENCY SCHEDULE - GAAP

DISTRIBUTION SOLUTIONS SEGMENT

(unaudited)

(in millions)

	As Reported (GAAP)			As Reported (GAAP) Constant Currency
	A	B		C	D = A + C	= (D - B) / B
					Quarter Ended	Year Over Year
	Quarter Ended June 30,		Year Over Year Change	Foreign Currency	June 30, 2015 Constant	Constant Currency
	2015	2014		Effects	Currency	Change
REVENUES
Distribution Solutions
North America pharmaceutical distribution & services	$39,532	$34,304	15%	$304	$39,836	16%
International pharmaceutical distribution & services	5,838	7,025	-17	1,173	7,011	—
Medical-Surgical distribution & services	1,440	1,379	4	1	1,441	4

Total Distribution Solutions	$46,810	$42,708	10%	$1,478	$48,288	13%

GROSS PROFIT
Distribution Solutions	$2,493	$2,393	4%	$144	$2,637	10%

Gross profit as a % of revenues
Distribution Solutions	5.33%	5.60%	-27 bps	—	5.46%	-14 bps

OPERATING EXPENSES
Distribution Solutions	$(1,592)	$(1,670)	-5%	$(127)	$(1,719)	3%

OTHER INCOME
Distribution Solutions	$9	$17	-47%	$2	$11	-35%

OPERATING PROFIT
Distribution Solutions	$910	$740	23%	$19	$929	26%

Operating profit as a % of revenues
Distribution Solutions	1.94%	1.73%	21 bps	—	1.92%	19 bps

Euro to U.S. Dollar Average Foreign Exchange Rates by Quarter

Our International pharmaceutical distribution and services business reflects the results from Celesio AG (“Celesio”). Celesio independently reports its financial results in Euro. Our financial results for the first quarter of fiscal 2016, as provided on a constant currency basis, exclude primarily the effects of the Euro to the U.S. dollar exchange rate fluctuations between the current period and the comparable period previously reported.

	Euro to $1 U.S. Dollar
	Fiscal 2015 *	Fiscal 2016
First Quarter	1.37	1.10 *
Second Quarter	1.33	1.10 **
Third Quarter	1.25	1.10 **
Fourth Quarter	1.13	1.10 **

*	Quarterly exchange rates are computed as a simple average using the average monthly Euro to U.S. dollar exchange rate as reported by the European Central Bank.
**	McKesson Corporation’s full year guidance exchange rate as communicated on May 12, 2015 and July 29, 2015.